EXHIBIT 21.1

SUBSIDIARIES OF PREMIERE GLOBAL SERVICES, INC.

SUBSIDIARY	JURISDICTION OF ORGANIZATION
American Teleconferencing Services, Ltd.	Missouri
CCS ConferenceCallService GmbH	Germany
Clarinet, Inc.	Georgia
Communications Network Enhancement Inc.	Delaware
Comwave UK, Ltd.	United Kingdom
Fastwell Technology Limited	Hong Kong
I-Media SA	France
I-Media CR SAS	France
I-Media Comunicacion Electronica, S.A.	Spain
Intellivoice Communications, LLC	Delaware
Premiere Communications, Inc.	Florida
PCI Network Services, Inc.	Georgia
Premiere Conferencing E.U.R.L.	France
Premiere Conferencing GmbH	Germany
Premiere Conferencing Limited	New Zealand
Premiere Conferencing Pte. Ltd.	Singapore
Premiere Conferencing Pty Limited	Australia
Premiere Conferencing (Canada) Limited	Canada
Premiere Conferencing (Hong Kong) Limited	Hong Kong
Premiere Conferencing (Ireland) Limited	Ireland
Premiere Conferencing (Japan), Inc.	Japan
Premiere Conferencing (UK) Limited	United Kingdom
Premiere Conferencing Networks, Inc.	Georgia
Ptek, Inc.	Georgia
Ptek Investors I LLC	Delaware
PTEK Services, Inc.	Delaware
Ptek Ventures I LLC	Delaware
RCI Acquisition Corp.	Georgia
SaveOnConferences.Co.Uk Limited	United Kingdom
SaveOnConferences.De GmbH	Germany
Unimontis AG	Switzerland
Unimontis M&C AG	Switzerland
Unimontis GmbH	Germany
Voice-Tel Enterprises, LLC	Delaware
Voice-Tel of New Zealand Limited	New Zealand
Voice-Tel Pty Ltd.	Australia
Xpedite, Inc.	Japan
Xpedite I.N. Services GmbH	Germany
Xpedite Ltd.	Korea
Xpedite Systems Limited	Hong Kong
Xpedite Network Services, Inc.	Georgia
Xpedite Systems Incorporated (Malaysia) Sdn. Bhd.	Malaysia
Xpedite Systems AG	Switzerland
Xpedite Systems Canada, Inc.	Canada
Xpedite Systems GmbH	Germany
Xpedite Systems Holdings (UK) Limited	United Kingdom
Xpedite Holding GmbH	Germany
Xpedite Systems, Inc.	Delaware
Xpedite Systems Limited	New Zealand
Xpedite Systems Limited	United Kingdom
Xpedite Systems NV/SA	Belgium
Xpedite Systems Participation E.U.R.L.	France

SUBSIDIARY	JURISDICTION OF ORGANIZATION
Xpedite Systems Pte. Ltd.	Singapore
Xpedite Systems Pty Limited	Australia
Xpedite Systems S.r.l.	Italy
Xpedite Systems Spain, S.A.	Spain
Xpedite Systems, S.A.	France
Xpedite Systems Worldwide, Inc.	Delaware